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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                               December 20, 1997
                                Date of Report
                       (Date of earliest event reported)



                     ADVANCED DEPOSITION TECHNOLOGIES, INC
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



        1-12230                                            04-2865714
(Commission File Number)                       (IRS Employer Identification No.)




                        Myles Standish Industrial Park
                           580 Myles Standish Blvd.
                         Taunton, Massachusetts, 02780
             (Address of principal executive offices)  (Zip Code)



                                (508) 823-0707
             (Registrant's telephone number, including area code)
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     Item 2.   Acquisition or Disposition of Assets
               ------------------------------------

     On December 20, 1997, Advanced Deposition Technologies, Inc. ("ADT") purchased (the "Acquisition") 65% of the capital stock of Alexander Boxall, S.A., a corporation organized under the law of Spain ("ABSA"). ABSA manufactures and distributes AC capacitor components for lighting and motors. The Acquisition is being accounted for as a purchase whereby ADT will be deemed to have acquired ABSA for financial reporting purposes. ADT intends to continue to use the assets of ABSA to manufacture and distribute AC capacitor components.

     ADT purchased 50% of the capital stock of ABSA from Pedro Nunez-Barranco Guembe and the remaining 15% from Alexander Peter Boxall. The remaining 35% of ABSA is owned by Mr. Boxall.

     In conjunction with the Acquisition, ADT paid Mr. Nunez-Barranco Guembe $2,800,000 and agreed to pay Mr. Nunez-Barranco Guembe $990,000, plus interest accruing at 5.39% per annum, on December 19,1999, in exchange for his shares in ABSA. In conjunction with the Acquisition, ADT issued to Mr. Boxall 280,000 shares of its common stock in exchange for 15% of the shares in ABSA. The 280,000 shares were issued from treasury stock and represent 6.6% of ADT's outstanding stock after the Acquisition.

     Effective upon the closing of the Acquisition, ADT expanded its Board of Directors from six to seven members and appointed Mr. Boxall to fill the vacancy created by such expansion. Mr. Boxall will be the Managing Director of ABSA. Effective upon the closing of the Acquisition, three executive officers of ADT were elected to ASBA's five-member Board of Directors. The remaining directors are Mr. Boxall and his wife, Maria Franchesca Martinez Vegas.

     ADT develops, manufactures, markets and sells standard and proprietary metallized films for energy management applications, primarily within the electronics and microwave food packaging industries. ADT sells film to ABSA for use in ABSA's capacitor components. In ADT's 1995, 1996 and 1997 fiscal years, ADT sales to ABSA amounted to approximately $2,620,000, $453,000 and $602,000, respectively. There are no other material relationship between ADT (or any of ADT's affiliates, officers or directors (or any associates thereof))and ABSA or the sellers.

     To consummate the Acquisition, ADT used $1,800,000 of its working capital, plus a $1,000,000 term loan (the "Term Loan")from its primary lender, National Bank of Canada. The Term Loan, plus accrued interest, are due and payable in June 1998 and are secured by all of ADT's assets, including a pledge of the shares of ABSA acquired in the Acquisition.

     Item 7.  Financial Statements and Exhibits.
              ---------------------------------

     (a) Financial Statements of business acquired.
         -----------------------------------------

     Audited financial statements of ABSA, and the notes thereto, required by this Item will be filed by amendment to this Form 8-K not later than March 6, 1998.

     (b) Pro forma financial information.
         -------------------------------

     The pro forma financial information required by this Item will be filed by amendment to this Form 8-K not later than March 6, 1998.

     (c) Exhibits.
         --------

     The following exhibits are filed as part of this report pursuant to Item 601 of Regulation S-K:

          Exhibit 2.1 Share Purchase Agreement, dated December 19, 1997, between ADT and Pedro Nunez-Barranco Guembe

          Exhibit 2.2 Share Purchase Agreement, dated December 19, 1997, between ADT and Alexander Peter Boxall

                                      -2-
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 5, 1998                  ADVANCED DEPOSITION TECHNOLGIES, INC.



                                        /s/ Mark Thomas
                                        ------------------------------
                                        Mark Thomas
                                        Chief Financial Officer

                                      -3-
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                                 EXHIBIT INDEX
                                 ------- -----

          Exhibit 2.1 Share Purchase Agreement, dated December 19, 1997, between ADT and Pedro Nunez-Barranco Guembe

          Exhibit 2.2 Share Purchase Agreement, dated December 19, 1997, between ADT and Alexander Peter Boxall